SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MAY 1, 1996


                           RECOTON CORPORATION
            (Exact name of registrant as specified in charter)


 NEW YORK                    0-5860                   11-1771737
(State or other jurisdic-  (Commission               (IRS Employer
 tion of incorporation)     File Number)         Identification No.)


         2950 LAKE EMMA ROAD, LAKE MARY, FLORIDA   32746
    (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:  407-333-8900


                                N.A.
    (Former name or former address, if changed since last report)


Item 5.  OTHER EVENTS.

         On January 3, 1996, International Jensen Incorporated ("Jensen") and Recoton Corporation ("Recoton") jointly announced that Recoton had agreed to acquire Jensen pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). A copy of the Merger Agreement was filed with the Securities and Exchange Commission ("SEC") on or about January 12, 1996. On January 30, 1996, the Merger Agreement was amended and restated (the "Amended and Restated Merger Agreement") and a copy of the Amended and Restated Merger Agreement was filed by Recoton with the SEC on or about February 9, 1996. On May 1, 1996 the Merger Agreement was further amended and restated (the "Second Amended and Restated Merger Agreement") and certain other related agreements were entered into. This Form 8-K is being made for the purpose of filing the Second Amended and Restated Merger Agreement which is included herewith as Exhibit 2.1 and the other agreements entered into between Recoton and/or Jensen or other parties at or about the same time, which are included herewith as Exhibits 10.1, 10.2, 10.3, and 10.4.

         SECOND AMENDED AND RESTATED MERGER AGREEMENT.

         The Second Amended and Restated Merger Agreement differs from the Amended and Restated Merger Agreement in the following substantive respects:

         - The price per share offered by Recoton to the Jensen stockholders was increased to $9.15 per share, except that the price to Robert G. Shaw ("Shaw") and William Blair Leveraged Capital Fund, L.P. ("WBLCF")(collectively, the "Principal Stockholders") was increased to $9.00 per share.

         - Subject to adjustment as noted below, the percentage of Jensen common stock to be converted to Recoton common shares was increased to 44.3% and the corresponding percentage to be converted into cash was reduced to 55.7%, with the merger intended to qualify as under the prior versions of the merger agreement as a reorganization under the Internal Revenue Code and to be treated as a tax-free transaction for federal income tax purposes to the extent Recoton common shares are received in exchange for shares of Jensen common stock, subject to adjustment as noted below.

         - If the Average Recoton Share Price (as defined in the Merger Agreement) is less than $16.00, the merger would be as an all cash transaction, rather than as a cash and stock transaction.

         - If the tax opinion that the merger qualifies as a reorganization under the Internal Revenue Code cannot be confirmed at the closing due to the difference between the Recoton share price at closing and the Average Recoton
                  Share Price, the percentage of shares of Jensen common stock to be converted to Recoton common shares would be increased to a percentage sufficient to confirm the tax opinion still, but not to a percentage in excess of 50%.
                  If the tax opinion cannot be confirmed at the closing based on such increased percentage or for any other reason, the merger will be an all cash transaction, rather than a cash and stock transaction.

         - The Jensen stockholders will be asked to vote on various proposals, as follows:

                  Proposal 1 --    a stock and cash transaction, as described
                                   above

                  Proposal 2 --    an all cash transaction, if the Average
                                   Recoton Share Price is at least $16.00 but the tax opinion cannot be confirmed at the closing

                  Proposal 3 --    an all cash transaction if the Average
                                   Recoton Share Price is below $16.00

                  Failure of the Jensen stockholders to approve (i) Proposal 1 if the tax opinion is confirmed at the closing and the Average Recoton Share Price is $16.00 or above, (ii) both of Proposals 1 and 2 if the tax opinion is not confirmed at the closing and the Average Recoton Share Price is $16.00 or above, or (iii) Proposal 3 if the Average Recoton Share Price is below $16.00 shall constitute failure to approve the merger with Recoton.

         The Second Amended and Restated Merger Agreement also provides for certain other changes, including more detailed disclosure obligations for Jensen should it receive a competitive bid and a provision requiring litigation in New York in the event of any disputes.

         STOCK OPTION, VOTING AND SIMILAR AGREEMENTS.

         Effective as of May 1, 1996, Recoton entered into a Stock Option and Voting Agreement with WBLCF, which holds approximately 25.9% of the outstanding Jensen stock, and Recoton also entered into an agreement with Robert G. Shaw, who holds approximately 36.8% of the outstanding Jensen stock, regarding the sharing of profits upon a sale of his shares of Jensen (the "Spread Agreement"). A copy of the Stock Option and Voting Agreement is attached as Exhibit 10.1 and a copy of the Spread Agreement is attached as Exhibit 10.2.

         Pursuant to the Stock Option and Voting Agreement with Recoton, WBLCF has agreed to vote its shares of Jensen common stock in favor of the merger with Recoton and has granted Recoton an option to purchase all of its shares of Jensen Common Stock at $9.00 per share plus any net proceeds which Recoton may receive upon the sale of the shares purchased pursuant to the stock option from WBLCF within three months to the extent the net proceeds exceed $10.00 per share under certain circumstance.

         Pursuant to the Spread Agreement, Mr. Shaw will pay to Recoton the difference between (i) the net proceeds per share received by Mr. Shaw, but not to exceed $10.00 per share from the transfer of any or all of his Jensen shares, to a third person other than Recoton, and (ii) $9.00 per share, less applicable taxes attributable to the difference. The agreement further provides that Mr. Shaw shall retain any proceeds received in excess of $10.00 per share. The agreement will terminate on December 31, 1996. Mr. Shaw has not entered into any voting agreement or stock options with respect to his shares of Jensen stock related to the merger with Recoton.

         ESCROW AGREEMENT REGARDING ACOUSTIC RESEARCH OPTION.

         Effective as of May 1, 1996, Recoton entered into an escrow agreement with Jensen and Vedder, Price, Kaufman & Kammholz (the "Escrow Agent") pursuant to which Jensen delivered to the Escrow Agent an executed assignment required under the License and Option Agreement entered into between Jensen and Recoton dated January 3, 1996 (the "AR Agreement") regarding the marks "Acoustic Research" and "AR" (the "AR Marks") and the Escrow Agent is to deliver such assignment to Recoton upon the occurrence of certain circumstances including either the exercise of the option under the AR Agreement granted by Jensen to Recoton to purchase the AR Marks or exercise of the option under the AR Agreement granted by Recoton to Jensen to sell the AR Marks and the payment of the purchase price for such trademarks. A copy of such escrow agreement is attached as Exhibit 10.3.

         EMPLOYMENT AGREEMENT WITH ROBERT G. SHAW.

         As of May 1, 1996, Recoton and Jensen entered into an employment agreement with Robert G. Shaw pursuant to which Mr. Shaw would be employed hired as the President and CEO of the surviving corporation after the merger and as an executive officer of Recoton. A copy of such agreement is attached as Exhibit 10.4.


Item 7(c).  EXHIBITS.

Exhibit 2.1 Second Amended and Restated Agreement and Plan of Merger among Recoton Corporation, RC Acquisition Sub, Inc. and International Jensen Incorporated dated as of January 3, 1996

Exhibit 10.1 Stock Option and Voting Agreement between William Blair Leveraged Capital Fund, L.P. and Recoton Corporation dated as of May 1, 1996

Exhibit 10.2 Agreement between Robert G. Shaw and Recoton Corporation dated as of May 1, 1996

Exhibit 10.3 Escrow Agreement between Recoton Corporation, International Jensen Incorporated and Vedder, Price, Kaufman & Kammholz dated as of May 1, 1996

Exhibit 10.4 Employment Agreement between Recoton Corporation, International Jensen Incorporated and Robert G. Shaw dated as of May 1, 1996


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     RECOTON CORPORATION


                                                  By: /S/ JOSEPH H. MASSOT
                                                  Name:  Joseph H. Massot
                                                  Title: Vice President,
                                                  Treasurer and Principal
                                                  Accounting Officer
Dated:  May 8, 1996